SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ________________

                                  FORM 8-K

                               CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



                             January 31, 1995
                  Date of Report (Date of earliest event reported)



                        CONSOLIDATED RESOURCES HEALTH CARE FUND VI
                  (Exact name of registrant as specified in its charter)

                      GEORGIA                   0-15694            58-1677247

             (State or other jurisdiction of  (Commission    (I.R.S. Employer
             incorporation or organization)   File Number)  Identification No.)



                   7000 Central Parkway, Suite 970, Atlanta, Georgia   30328
                (Address of principal executive offices)         (Zip Code)


                                  (404) 698-9040
                   (Registrant's telephone number, including area code)

                                              N/A
               (Former name or former address, if changed since last report)

Item 2.             Acquisition or Disposition of Assets.

     On January 19, 1995, Consolidated Resources Health Care Fund VI, a Georgia limited partnership (the "Registrant"), entered into an Agreement for Purchase and Sale (each, a "Purchase Agreement") with Life Care Centers of America, Inc. ("Life Care") for the sale by Registrant of all of its right, title and interest in and to Highland Cove Retirement Center in Salt Lake City, Utah ("Highland Cove"), and Paradise Cove Retirement Park, in Las Vegas, Nevada ("Paradise Cove"). Life Care has been managing Highland Cove and Paradise Cove since March 1991. Highland Cove includes a 181-unit retirement center and 34 leased nursing home beds. Paradise Cove includes a 110-unit retirement center.

     The sale closed on January 31, 1995, and Registrant received cash consideration of $6,000,000.00 for Highland Cove and $2,798,573.99 for Paradise Cove, subject to certain adjustments and prorations set forth in each Purchase Agreement. Registrant used $7,960,287.32 of the cash proceeds to pay off the debt secured by Highland Cove, Paradise Cove and a long-term nursing home facility owned by Registrant, with the result that the Registrant's two remaining properties are not subject to debt. The sale also provided cash to Registrant of approximately $800,000.00, subject to the payment of certain expenses of the sale. Registrant will recognize a gain of approximately $2,880,000.00 on the sale. The Registrant marketed Highland Cove and Paradise Cove directly and indirectly through brokers and received several offers. The Registrant accepted the highest offer that it believed had the greatest likelihood of closing on an all cash basis before the maturity date of the underlying debt.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)            Pro Forma Financial Information.

                    For the fiscal year ended December 31, 1994, Highland Cove earned $2,592,000.00 in Operating Revenue and incurred $1,320,000.00 in Operating Expenses. For the fiscal year ended December 31, 1993, Highland Cove earned $2,387,000.00 in Operating Revenue and incurred $1,280,000.00 in Operating Expenses.

                    For the fiscal year ended December 31, 1994, Paradise Cove earned $1,148,000.00 in Operating Revenue and incurred $658.000.00 in Operating Expenses. For the fiscal year ended December 31, 1993, Paradise Cove earned $1,070,000.00 in Operating Revenue and incurred $575,000.00 in Operating Expenses.

     (b)            Exhibits.

                    (10)(a) Purchase and Sale Agreement for Highland Cove Retirement Center, dated as of January 19, 1995.

                                 SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CONSOLIDATED RESOURCES HEALTH
                                        CARE FUND VI

                                        By:  WelCare Service Corporation-
                                             VI, Its Managing General
                                             Partner


February 15, 1995                  By: /s/ Alan C. Dahl

                                                  Alan C. Dahl,
                                                  Vice President